UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

GLOBAL IMAGING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24373	59-3247752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3820 Northdale Blvd., Suite 200A, Tampa, FL 33624

(Address of principal executive offices - zip code)

(813) 960-5508

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01(a) Entry into a Material Definitive Agreement.

Item 1.01(a). On February 10, 2005, the Board of Directors of Global Imaging Systems, Inc. (the “Company”), acting on the recommendation of the Compensation Committee of the Board of Directors adopted the following Compensation Policy Covering Independent Directors:

Compensation Policy Covering Independent Directors

Each director who is not an employee of Global Imaging Systems, Inc. (the “Company”) and who is otherwise independent shall receive the following compensation:

1. An annual retainer of $30,000, payable quarterly;

2. An annual committee meeting fee of $5,000 per director, payable quarterly;

3. An additional annual committee meeting fee of $5,000 to each member of the Company’s Audit Committee, payable quarterly;

4. An additional annual committee meeting fee of $2,500 payable quarterly to the Director serving as the Chair of the Company’s Compensation Committee and to the Director Serving as the Chair of the Corporate Governance and Nominating Committee;

5. An additional annual committee meeting fee of $7,500 payable quarterly to the Director serving as the Chair of the Company’s Audit Committee;

6. An annual grant of options to purchase 5,000 shares of the Company’s common stock or an annual grant of options to purchase 2,000 shares of the Company’s common stock together with an annual restricted stock grant of 1,000 shares of the Company’s common stock at each Director’s election to be made in writing prior to April 1 of each year. All options and restricted stock will be granted on April 1 of each year, shall be subject to three-year cliff vesting, and to accelerated vesting in the event of a director’s death, disability, resignation or removal or upon a change in control of the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1 – Form of Fiscal Year 2006 Director Election Form.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2005	GLOBAL IMAGING SYSTEMS, INC.

	By:	/s/ Lawrence Paine
Lawrence Paine
Vice President and General Counsel